Exhibit 32.1

Written Statement of the Chief Executive Officer
of CNA Financial Corporation
Pursuant to 18 U.S.C. § 1350
(As adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, the Chief Executive Officer of CNA Financial Corporation (the “Company”), hereby certifies that, to his knowledge:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 25, 2005

/s/ Stephen W. Lilienthal
Stephen W. Lilienthal
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.